United States
                       Securities and Exchange Commission
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 FiberCore, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
      5)  Total fee paid:
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
--------------------------------------------------------------------------------
      2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
      3)  Filing Party:
--------------------------------------------------------------------------------
      4)  Date Filed:
--------------------------------------------------------------------------------

                                 FIBERCORE, INC.
                               253 WORCESTER ROAD
                                  P.O. BOX 180
                          CHARLTON, MASSACHUSETTS 01507

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 25, 1997

                                  ------------


         The Annual Meeting of Shareholders of FiberCore, Inc. (the "Company") will be held at the Bank of Boston, 100 Federal Street, Boston, Massachusetts on Thursday September 25, 1997, at 10:00 A.M., Eastern Daylight Time, for the following purposes:

    1. To elect five directors, to serve as follows: one Class I director for a one year term expiring at the annual meeting in 1998; two Class II directors for a two year term expiring at the annual meeting in 1999; two Class III directors for a three year term expiring at the annual meeting in 2000; and in each case until their successors are elected and qualified;

    2. To consider and take action on the ratification of the selection of Deloitte & Touche LLP as the Company's independent certified public accountants for 1997; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on August 25, 1997 will be entitled to receive notice of and to vote at the meeting.

    Shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting, and your promptness will assist us to prepare for the meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

                                                             Sincerely,


                                                            /s/Charles DeLuca
                                                            Charles DeLuca
                                                            Secretary


Charlton, Massachusetts
August 29, 1997

                                 FIBERCORE, INC.
                               253 WORCESTER ROAD
                                  P.O. BOX 180
                          CHARLTON, MASSACHUSETTS 01507


                                 PROXY STATEMENT

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 25, 1997


                               GENERAL INFORMATION

      This Proxy Statement is furnished to shareholders of FiberCore, Inc.
(the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Shareholders (the "Meeting"). The Meeting is scheduled to be held on Thursday September 25, 1997, at 10:00 A.M., Eastern Daylight Time, at the Bank of Boston, 100 Federal Street, Boston, Massachusetts, and at any and all adjournments thereof. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed form of proxy will commence on or about August 29, 1997.

         At the Meeting, shareholders will be asked to vote upon: (1) the election of five directors (one Class I director to serve for a one year term, two Class II directors to serve for a two year term and three Class III directors to serve for a three year term); (2) the ratification of the selection of independent certified public accountants for 1997; and (3) such other business as may properly come before the Meeting and any and all adjournments thereof.

VOTING RIGHTS AND VOTES REQUIRED

         The close of business on August 25, 1997 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 35,808,754 shares of common stock, par value $.001 per share ("Common Stock").

         A majority of the outstanding shares of the Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of the Common Stock entitled to vote at the Meeting will have one vote for each share so held.

         Directors are elected by a plurality of the votes cast. Shareholders may not cumulate their votes. The five candidates receiving the highest number of votes will be elected. In tabulating the votes, votes withheld in connection with the election of one or more nominees and broker nonvoters will be disregarded and will have no effect on the outcome of the vote.

         The affirmative vote of the holders of a majority of the shares of the Common Stock represented at the Meeting in person or by proxy and entitled to vote thereat will be required to ratify the selection of the Company's independent certified public accountants and to adopt any shareholder proposal duly presented at the Meeting. In determining whether these proposals have received the requisite number of affirmative votes, abstentions and broker nonvoters will be disregarded and have no effect on the outcome of the vote.

VOTING OF PROXIES

         If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under "Election of Directors" and FOR the ratification of the selection of independent certified public accountants.

REVOCATION OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised. A proxy may be revoked by a writing, by a valid proxy bearing a later date delivered to the Company or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

         The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners of the Common Stock. The solicitation will be by mail, with the material being forwarded to the shareholders of record and certain other beneficial owners of the Common Stock by the Company's officers and other regular employees (at no additional compensation). Such officers and employees may also solicit proxies from shareholders by personal contact, by telephone or by telegraph if necessary in order to assure sufficient representation at the Meeting.

         Mr. Michael J. Beecher, Chief Financial Officer, will receive and tabulate proxies and act as inspector of election for the Meeting.


         1.       ELECTION OF DIRECTORS

         At the Meeting, five directors are to be elected to serve as follows: one Class I director for a one year term expiring at the annual meeting in 1998; two Class II directors for a two year term expiring at the annual meeting in 1999; two Class III directors for a three year term expiring at the annual meeting in 2000; and in each case until their successors are elected and qualified. The Board currently consists of five members.

         The five persons designated by the Board of Directors as nominees for election as directors at the Meeting are: Class I nominee, Dr. M. Mahmud Awan; Class II nominees, Mr. Steven Phillips and Mr. Zaid Siddig; and Class III nominees, Dr. Mohd A. Aslami and Mr. Charles DeLuca.

         Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the five nominees. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board expects that each nominee named in the following table will be available for election.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

Information about the nominees is set forth immediately below.



Name of                                         Position with Company or Principal             Year First Elected
Nominee                                                     Occupation                           a Director
-------                                                     ----------                           ----------

Nominee for director for one year term ending in 1998

Dr. M. Mahmud Awan                                           Director                               1995


Nominees for director for two year term ending in 1999

Zaid Siddig                                                  Director                               1994

Steven Phillips                                              Director                               1995


Nominees for director for three year term ending in 2000

Dr. Mohd A. Aslami                             Chairman of the Board of Directors,                  1993
                                               Chief Executive Officer and Director

Charles DeLuca                                 Executive Vice President, Secretary and              1993
                                               Director


EXECUTIVE OFFICERS AND DIRECTORS


         The following table sets forth certain information with respect to each person who was an executive officer or director of the Company as of August 1, 1997.


         Name         Age                 Position
         ----         ---                 --------

Mohd A. Aslami         50        Chairman of the Board of Directors,
                                 President, and Chief Executive Officer and
                                 Director

Charles DeLuca         59        Executive Vice President, Secretary and
                                 Director of the Company and General Manager of the Company's Automated Light
                                 Technology, Inc. ("ALT") subsidiary

Michael J. Beecher     52        Chief Financial Officer and Treasurer

Hans F.W. Moeller      67        Managing Director of the Company's
                                 FiberCore Glasfaser Jena GmbH ("FiberCore
                                 Jena") subsidiary
Zaid Siddig
                       59        Director

Steven Phillips        51        Director

M. Mahmud Awan         45        Director

         Dr. Aslami is a co-founder, Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Dr. Aslami has served as Chairman and Chief Executive Officer of FiberCore Jena, the Company's wholly-owned subsidiary in Germany, since 1994. Dr. Aslami also co-founded and became President, Chief Executive Officer and a director of ALT in 1986. Dr. Aslami received a Ph.D. in chemical engineering from the University of Cincinnati (1974).

         Mr. DeLuca is a co-founder, Executive Vice President, Secretary and a director of the Company. Mr. DeLuca also co-founded and became an Executive Vice President and director of ALT in 1986. Mr. DeLuca received his MBA in marketing and business management from St. Johns University in 1974.

         Mr. Beecher became Chief Financial Officer of the Company in April 1996. Mr. Beecher was the Vice President of Administration and Finance, and Treasurer at the University of Bridgeport from 1989 through 1995. Mr. Beecher is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

         Mr. Moeller became Managing Director of FiberCore Jena in the fourth quarter of 1995 on a part time basis. He served as a director of FiberCore Incorporated from 1994 through March 1996. As part of a reorganization of the Company, he resigned his position as a director and agreed to serve as a director of the Company's newly formed subsidiary InfoGlass. From 1993 to 1994, he served as Vice Chairman of Schott Corporation ("Schott"), a United States subsidiary of Schott A.G., a corporation specializing in the production of, among other things, optical glass. From 1989 to 1993, he served as President of Schott. Mr. Moeller was a member of the Board of Directors of Schott from 1989 to 1994.

         Mr. Siddig became a director of the Company in 1994. He also serves as a consultant to the Board of Directors of FiberCore Jena. Since 1991, Mr. Siddig has been active as a private investor and has occasionally served as a consultant to ALT. Mr. Siddig is the uncle of Dr. Aslami's wife.

         Mr. Phillips became a director of the Company in May 1995 and became a director of ALT in 1989. Since co-founding the Winstar Government Securities Company L. P., a registered government securities dealer which specializes in odd-lot securities transactions, Mr. Phillips has served as Chief Financial Officer, Secretary, and a Director. Since August 1987, Mr. Phillips has served as a director, Secretary and Chief Financial Officer of James Money Management, Inc., a private investment company. Since June 1987, Mr. Phillips has served as director and President of One Financial Group Incorporated, a financial consulting company of which he is the majority stockholder.

         Dr. Awan is the founder and President of Techman International Corporation, a Massachusetts company engaged in providing technical, sales and management consulting services to various industrial companies in the United States and abroad. Dr. Awan has been responsible for the development of several high tech companies in Massachusetts over the past 10 years and serves on the Board of Directors of a number of professional organizations as well as these companies. He is an active investor in the Pakistani market and has maintained manufacturing and distribution operations in Karachi, Islamabad, and Lahore since 1982. Dr. Awan has been instrumental in promoting satellite networks for Pakistan. His company was licensed in 1994 by the Government of Pakistan to operate a national and international satellite data communication network throughout Pakistan. Dr. Awan received a Ph.D. in economics from Clark University(1974).

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held four (4) meetings during 1996. In addition, there were three (3) actions taken through unanimous written consent. Each director attended or participated in at least 75% of the aggregate of meetings held and actions taken in 1996 by the Board of Directors.

COMMITTEES OF THE BOARD

         The Board of Directors does not have an Audit committee or a Compensation Committee, although it intends to establish such committees in the future. The functions of these committees currently is performed by the Board of Directors as a whole.

AGREEMENT WITH AMP, INCORPORATED

         Under an agreement with AMP, Incorporated the Company has agreed to restructure the Board of Directors wherein the number of Directors will be increased to seven (7), three of whom shall be inside directors (Aslami, De Luca and Moeller), one (1) of whom shall be an AMP designee, and three (3) shall be outside directors. AMP has agreed to delay this restructuring and the Company anticipates that this will occur prior to or concurrent with the Company's next annual meeting.

DIRECTORS' FEES

         During 1996, directors did not receive any compensation for their services as Directors, but were reimbursed for expenses incurred in attending meetings.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

         Based solely on a review of the copies of Forms 3 and 4 and amendments thereto, furnished to the Company pursuant to Section 16a-3(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the fiscal year ended December 31, 1996, and Form 5 and amendments thereto, furnished to the Company regarding such fiscal year, or written representations from the Company's executive officers and directors, the Company is not aware of any failure to file timely reports pursuant to Section 16(a) of the Exchange Act.

         2. RATIFICATION OF THE SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for 1997. Deloitte & Touche LLP was initially appointed to audit the Company's financial statements in January 1997 for the fiscal year ended December 31, 1996.

                  The Company expects representatives of Deloitte & Touche LLP to attend the Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if they so desire.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1997.

                             ADDITIONAL INFORMATION

SECURITY OWNERSHIP

         The following table sets forth certain information regarding the Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director named in the summary compensation table below and (iii) all the directors and executive officers of the Company as a group, at the close of business on August 25, 1997. Unless otherwise indicated, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.

                                                                                    %
NAME AND ADDRESS(1)                                               AMOUNT          OWNED
-----------------------------------------------------------   ----------          ----


Mohd Aslami ...............................................    7,501,206(2)(11)     17.3

Charles DeLuca ............................................    4,576,276(3)(11)     10.6

Gregory A. Perry ..........................................    3,211,878(4)          7.4

Steven Phillips ...........................................      845,399(5)          1.9

Zaid Siddig ...............................................      591,735(6)          1.4

M. Mahmud Awan ............................................    2,712,237(7)(11)      6.3

Hans F.W. Moeller .........................................      388,235(8)          0.9

AMP Incorporated ..........................................    6,169,154(9)(11)     14.3

Michael J. Beecher ........................................      174,248(10)         0.4

All directors and executive officers as a group (7 persons)   16,789,336            38.8


(1) The addresses of the persons and entities named in this table are as follows: Messrs. Aslami, DeLuca, Perry, Siddig, Beecher, Moeller, Awan and the Ariana Trust c/o FiberCore, Inc., P. O. Box 180, 253 Worcester Road, Charlton, Ma. 01507; Mr. Phillips c/o Winstar Group, 3 Barker Avenue, White Plains, NY 10601; AMP Incorporated, 470 Friendship Road, Harrisburg, Pa. 17105.

(2) Includes 157,473 shares and Warrants to purchase 115,220 shares held by Dr. Aslami's wife, 425,085 shares held by Dr. Aslami's children, 1,998,589 and 608,914 shares held respectively by the Ariana Trust and the Kabul Foundation, trusts of which Dr. Aslami's wife is trustee and of which Dr. Aslami's children are beneficiaries, and 284,860 shares held by the Raja Foundation, a trust of which Dr. Aslami's wife and Mr. DeLuca's wife are trustees and of which various organizations and family members are beneficiaries. Dr. Aslami disclaims beneficial ownership of all such shares. Also includes 60,913 currently exercisable options.

(3) Includes 1,395,097 shares and Warrants to purchase 115,220 shares held by Elizabeth DeLuca, Mr. DeLuca's wife, 347,715 shares held by Mr. DeLuca's children, 608,914 shares held by the Dawn Foundation, a trust of which Mrs. DeLuca is trustee and of which Mr. DeLuca's children are beneficiaries, and 174,053 shares held by the Raja Foundation, a trust of which Dr. Aslami's wife and Mr. DeLuca's wife are trustees and of which various organizations and family members are beneficiaries. Mr. DeLuca disclaims beneficial ownership of all shares. Also includes 46,050 currently exercisable options.

(4) Includes 1,358,384 shares held by Beth Perry, Mr. Perry's wife, and 146,852 shares held by Mr. Perry's children. Mr. Perry disclaims beneficial ownership of all such shares.

(5) Include 41,746 currently exercisable options issued to One Financial Group Incorporated.

(6)    Mr. Siddig is the uncle of Dr. Aslami's wife.

(7) Includes shares issuable to Techman or its designee upon exercise of Warrants (665,916), and shares (1,000,000) to be issued ratably as commissions on Company sales up to $200 million.

(8)    Includes 300,000 options.

(9) Includes shares into which the AMP Note is convertible at $1.16 per share and Warrants to purchase 1,382,648 shares.

(10)   Includes 174,248 options.

(11) Under the AMP loan, the Company, Mohd A. Aslami, Charles DeLuca, M. Mahmud Awan and AMP entered into a Voting Agreement pursuant to which they agreed to vote together to elect a slate of directors to the Board of Directors of the Company. Such slate of directors initially consists of Mohd A. Aslami, Charles DeLuca, Hans Moeller, one nominee of AMP and three outside directors, one of whom is Dr. Awan.

EXECUTIVE COMPENSATION AND OTHER MATTERS

           The following table sets forth, for the Company's last three fiscal years, the cash salary, bonus and non-cash salary or bonuses earned or paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's President and Chief Executive Officer and to each of the Company's executive officers whose compensation exceeded $100,000:


                                                       ANNUAL COMPENSATION                            LONG TERM  COMPENSATION
                                                       -------------------                            -----------------------
                                                                                             Shares of Common      All Other
Name and                                                                  Other Annual       Stock Underlying      Compensation
Principal Position                    Year    Salary ($)     Bonus ($)    Compensation       Stock Options(#)      ------------
------------------                    ----    ----------     ---------    ------------       ----------------

Mohd A. Aslami                       1996     146,500           --                                                      --
Chairman, Chief                      1995     146,500           --           --                    60,913               --
Executive Officer and Director of    1994     178,729           --        10,529                     --                 --
the Company and ALT

Charles DeLuca                       1996      98,398           --                                 46,050               --
Executive Vice                       1995      37,699           --           --                      --                 --
President, Secretary and Director    1994      18,000           --        99,485                     --                 --
of the Company and General Manager
of ALT

Michael J. Beecher(1)                1996      53,708           --           --                    64,248
Chief Financial Officer and          1995        --             --           --                      --
Treasurer                            1994        --             --           --                      --

Hans Moeller(2)                      1996      98,596           --           --                    55,193
Managing Director                    1995       7,227           --           --                    33,042
FiberCore Jena                       1994        --             --           --                      --


1.       Started employment on April 15, 1996.

2.       Started employment on October 1, 1995.

OTHER COMPENSATORY ARRANGEMENTS

         The Company does not maintain any standard compensation arrangements or plans for directors.

         The Company, however, maintains a consulting agreement with Techman under which Techman provides administration, marketing, technical and personnel advisory services to the Company. Dr. M. Mahmud Awan, a director of the Company, is the President and sole shareholder of Techman. The agreement is on a month to month basis at a monthly fee of $3,000 and is terminable at any time by the Company. For the year ended December 31, 1996, Techman was paid $36,000 for such services.

         Mr. Phillips, a director of the Company, continues to be a consultant to ALT and the Company without a formal agreement, but the Company and Mr. Phillips intend to enter into such an agreement. The Company anticipates that the agreement will provide that Mr. Phillips will serve as a senior financial advisor to the Company for a term of one year, renewable at the Company's option and Mr. Phillips' consent. Mr. Phillips will be paid a retainer of $60,000 per year payable in monthly installments of $5,000, based on an hourly rate of $185 per hour. The retainer will be adjusted quarterly based on actual hours of service. For the year ended December 31, 1996, Mr. Phillips' fee was $64,950.

STOCK OPTION GRANTS

         The Board of Directors grants options to purchase Common Stock to directors, officers and employees of the Company. The Company has no formal stock option plan. The Company may adopt a stock option or similar plan in the future.

         The following table sets forth selected option grant information for the fiscal year ended December 31, 1996 awarded to the executive officers of the Company. All of such options were deemed to be "non-qualified" options within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").


                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                                                                           Potential Realizable Value at
                                    % of Total                             Value at Grant  Assumed Annual Rates of Stock
                      Number of       Options      Exercise                 Date Market    Price Appreciation for
                       Options      Granted to    Price Per   Expiration       Price                Option Term
      Name             Granted     Employees(a)     Share        Date          ($)                 5%(b) 10%(b)
------------------    ---------  ---------------  ---------   ----------   -------------   -----------------------------

Mohd A. Aslami         60,913          25%          $1.45         --          $289,337         $230,670      $261,774

Charles DeLuca         46,050          19%          $1.45         --          $218,738         $174,386      $197,900

Michael Beecher        64,248          26%          $0.68         --          $152,589         $124,479      $140,882

Hans Moeller           55,193          23%          $1.36         --          $262,167         $213,976      $242,159


(a) Represents individual option grant as a percentage of total options issued in fiscal year 1996.

(b) The hypothetical potential appreciation shown in these columns reflects the required calculations at compounded annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future price appreciation of the Company's Common Stock. The term of options used in the potential realized value calculation is two years.

STOCK OPTION EXERCISES AND HOLDINGS

         The following table sets forth information related to options exercised during 1996 by the Company's President and Chief Executive Officer and by the Company's other most highly compensated executive officers during 1996 and the number and value of options held at December 31, 1996 by such individuals.

                                              AGGREGATED OPTION EXERCISES IN 1996
                                            AND OPTION VALUES AT DECEMBER 31, 1996

------------------------- ------------------ -------------- --------------------------------- ------------------------------------

                               Shares                            Number of Unexercised               Value of Unexercised
                              Acquired           Value                 Options at                    In-the-Money Options
          Name               on Exercise       Realized            December 31, 1996                 at December 31, 1996
          ----               -----------       --------            -----------------                 --------------------

                                                            Exercisable  Unexercisable        Exercisable  Unexercisable
                                                            -----------  -------------        -----------  -------------

Mohd A. Aslami                    0                0         60,913           --              $243,652               --

Charles DeLuca                    0                0         46,050           --              $184,200               --

Michael J. Beecher                0                0         64,248           --              $256,992               --

Hans Moeller                      0                0         88,235           --              $352,940               --


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         DEALINGS WITH TECHMAN

         Since 1995, the Company has maintained a working relationship with Techman, a technology management company headquartered in Massachusetts since 1982. Dr. M. Mahmud Awan, the President and sole shareholder of Techman, is a director of the Company. Techman specializes in sales of fiber optic products and telecommunication systems.

         On November 1, 1995, the Company entered into an International Distributor Agreement with Techman to market the Company's products worldwide. Techman agreed to receive customary sales commissions in the form of Warrants exercisable into 1,000,000 shares of Common Stock to be issued to Techman for sales of the Company's products up to $200,000,000. Such shares will be issued upon receipt of the proceeds of any such sales.

         Pursuant to the Techman Share Purchase Agreement dated January 11, 1996, Techman purchased 734,260 shares of Common Stock for $1,000,000 (approximately $1.36 per share) and was granted Warrants exercisable into 550,696 shares of Common Stock at $1.63 per share. Additionally, the Company issued an additional 312,061 shares of Common Stock to Techman on (i) the formation of FOI (a joint venture), in which the Company holds a 30% ownership interest, and (ii) the completion of a supply agreement between FOI and the Company. Under the agreement, $450,000 of the $1,000,000 share purchase price was invested by Techman for the Company in FOI as an additional capital contribution.

         FOI, a company incorporated in Islamabad under the laws of Pakistan, was formed to manufacture optical fiber products in Pakistan, and is in the process of raising capital to fund the construction of a manufacturing facility. Since its inception in June 1995, FOI has been funded primarily by Techman. FOI has contracted with First Capital Securities Corporation Limited to arrange for listing of FOI on the Karachi Stock Exchange.

         The Company maintains a consulting agreement with Techman under which Techman provides administration, marketing, technical and personnel advisory services to the Company. The agreement is on a month to month basis at a monthly fee of $3,000 and is terminable at any time by the Company. For the years ended December 31, 1996 and 1995, Techman was paid $36,000 and $21,000, respectively, for such services.

         DEALINGS WITH AMP

         In April 1995, the Company issued the AMP Note, which is a ten year $5,000,000 convertible note, to AMP, Incorporated, a company listed on the New York Stock Exchange and a manufacturer of electrical and optical connection devices, systems and other equipment including fiber optic cable. Principal of the AMP Note plus accrued interest at a rate of LIBOR plus one percent may be converted into Common Stock through April 17, 2005. Until April 17, 2000, the conversion price is $1.16 per share; thereafter the conversion price is equal to the price per share paid by a third party investor in the private sale of Common Stock immediately prior to such conversion. The AMP Note is subject to prepayment on demand in the event the Company is the issuer of securities to be sold by the Company under an effective registration statement.

         In July 1996, AMP entered into a five year supply contract (renewable at AMP's option for an additional five year period) with the Company whereby the Company will supply AMP with at least 50% of AMP's future glass optical fiber needs. On November 27, 1996 the Company obtained an additional $3,000,000 loan at an interest rate of prime plus 1%, adjustable on the first business day of each calendar quarter, from AMP to fund the expansion of the Jena Facility, in exchange for a ten year note and $2,000,000 of common stock purchase warrants exercisable for up to 1,382,648 shares of Common Stock at $1.45 and expiring on November 27, 2001. AMP also converted $3,000,000 of principal plus $540,985 of accrued interest on the AMP Note into 3,058,833 shares of Common Stock. In connection with the new loan from AMP, the Company agreed to issue AMP additional shares of Common Stock in the event the Company's share price does not exceed $2.17 for 30 consecutive trading days by November 27, 1998. The issuance of additional shares under the new AMP loan would have a dilutive effect on the Company's other shareholders and could adversely affect the market price of the Common Stock.

         LOANS

         On July 31, 1996, the Company borrowed $500,000 under two loan agreements from the spouses of Dr. Aslami and Mr. DeLuca. The loans are in the amount of $250,000 each and bear interest at the prime rate plus one percent (currently 9.25%), and are due on July 31, 1999. In conjunction with the loans each lender received warrants to purchase 115,220 shares of Common Stock at the rate of $1.81 per share. The warrants expire on July 31, 2001.

         CONSULTING

         See "Other Compensatory Arrangements" above for a discussion of the consulting arrangement between the Company and Mr. Phillips.

         The following report of the Board of Directors in the next section shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

         EXECUTIVE COMPENSATION

         The Company has not, as yet, adopted a formal executive compensation program, although it intends to adopt such program. It is expected that such plan will reflect the following executive compensation philosophy and contain the compensation components as described below. Such program may contain all or some of the components and will be subject to change by the Board of Directors.

         COMPENSATION PHILOSOPHY

         The Company's mission is to be a significant provider of optical fiber and optical fiber preforms in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to share-holders, the Company must compete for, attract, develop, motivate and retain top quality executive talent at the corporate office and operating business units of the Company during periods of both favorable and unfavorable world-wide business conditions.

         The Company's executive compensation program is a critical management tool in achieving this goal. "Pay for performance" is the underlying philosophy for the Company's executive compensation program. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price. To align shareholder interests and executive rewards, significant portions of each executive's compensation will represent "at risk" pay opportunities related to accomplishment of specific business goals.

         The Program Will Be Designed And Administered To:

         o provide annual and longer term incentives that help focus each executive's attention on approved corporate business goals the attainment of which, in the judgment of the Board of Directors, should increase long-term shareholder value;

         o link "at risk" pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters;

         o reward individual and team achievements that contribute to the attainment of the Company's business goals; and

         o provide a balance of total compensation opportunities, including salary, bonus, and longer term cash and equity incentives, that are competitive with similarly situated companies and reflective of the Company's performance.

         In seeking to link executive pay to corporate performance, the Board believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share and return on shareholders' equity. The Board may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its shareholders. These include (i) the development of competitive advantages, (ii) the ability to deal effectively with the complexity and globalization of the Company's businesses,
(iii) success in developing business strategies, managing costs and improving the quality of the Company's products and services as well as customer satisfaction, (iv) the general performance of individual job responsibilities, and (v) the introduction of new products.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

         The Company's executive compensation program will consist of (i) an annual salary, (ii) an annual bonus, (iii) issuance of restricted stock, and
(iv) a long-term incentive represented by stock options. As explained below, restricted stock and stock options serve to link executive pay to corporate performance, since the attainment of these awards depends upon meeting the quantitative and, if applicable, qualitative performance goals which serve to increase long-term shareholder value.

         Salary and bonus. In December of each year, the Board will set the annual salary for the following year of each executive officer, not subject to an employment contract, and establish a potential bonus opportunity executives (even those subject to employment contracts) may earn for each of the quantitative and, if applicable, qualitative performance goals established by the Committee. The Board intends to set these targets in the first half of each year after a detailed review by the Board of the Company's annual operating budget.

         Stock Options and Restricted Stock. The longer-term component of the Company's executive compensation program will consist of stock option and restricted stock grants. The options generally permit the option holder to buy the number of shares of Common Stock covered by the option (an "option exercise") at a price equal to or greater than the market price of the stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the life of option. Generally a portion of the options vest over a period of time and expire no later than ten years, and in many cases five years after grant. In addition, in appropriate circumstances, the Company will award restricted stock to executives. Executives will generally be subject to limitations in selling the restricted stock immediately, and therefore will be incentivized to increase shareholder value.

BASIS OF 1996 COMPENSATION

         In 1996, the Company's Executive compensation was based on negotiations with each individual, consistent with what the Board believes was reasonable given the circumstances of the Company at that time. No bonuses were awarded for the year 1996.

BASIS OF 1997 COMPENSATION

         As indicated in the Company's executive compensation philosophy, a major factor in the Board's compensation decisions is the competitive marketplace for senior executives. In setting competitive compensation levels, the Company will compare itself to a self-selected group of companies of comparable size, market capitalization, technological and marketing capabilities, performance and global presence with which the Company competes for executives.

OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Any  shareholder  proposals  intended to be presented at the  Company's
1998 annual meeting of shareholders must be received by the Secretary, FiberCore, Inc., no later than January 31, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

ANNUAL REPORT

         The Company's 1996 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, Independent Certified Public Accountants.

                                              By Order of the Board of Directors

                                              /s/ Charles DeLuca
                                              Charles DeLuca
                                              Secretary

Dated: August 29, 1997
                                                   --------------------------

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY
                                 FIBERCORE, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of Mohd A. Aslami and Charles DeLuca (with full power to act without the other and each with full power to appoint his substitute) as the undersigned's Proxies to vote all shares of Common Stock of the undersigned in FiberCore, Inc. (the "Company"), a Nevada corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Bank of Boston, 100 Federal Street, Boston, Massachusetts, on September 25, 1997, at 10:00 a.m. (local time) or at any adjournments thereof as follows:

1.       ELECTION OF DIRECTORS

         Mohd A. Aslami  Charles  DeLuca M. Mahmud  Awan  Steven  Phillips  Zaid
         Siddig

2. PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997.

3. In their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

Place "X" Only In One Box

1.       Election of Nominees

         For All           Withold All      For All Except As
         [ ]               [  ]             Listed Below
                                            Exceptions:

                                            ----------------------------
                                            ----------------------------
                                            ----------------------------
                                            ----------------------------

2.       Appointment of Accountants

         FOR         AGAINST        ABSTAIN
         [ ]         [ ]            [ ]


The shares of Common Stock represented by this Proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the election of the nominees listed in item 1 and FOR the proposal in item 2.

The undersigned hereby revokes any Proxy or Proxies to vote shares of Common Stock of the Company heretofore given by the undersigned.

Please date, sign exactly as name appears on this Proxy, and return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving his/her title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.

----------------------------------
Date

----------------------------------
Signature

----------------------------------
Signature if held jointly